Exhibit 3.37

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 1989

(NO. 2 OF 1990)

ARTICLES OF ASSOCIATION

OF

KERR-MCGEE PIGMENT LTD

PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

	(a)	the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

	(b)	the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

member	A person who holds shares in the Company

person	An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

resolution of directors	(a)	A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

	(b)	a resolution consented to in writing by a simple majority of all directors or of all members of the committee, as the case may be;

Words	Meaning

except where a director is given more than one vote, he shall be counted by number of votes he casts for the purpose of establishing a majority.

resolution of members	(a)	A resolution approved at a duly constituted meeting of the members of the Company by the affirmative vote of

		(i)	a simple majority of the votes of the members present and entitled to vote thereon and who voted and did not abstain or

		(ii)	a simple majority of the votes of the members of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining members present and entitled to vote thereon and who voted and did not abstain; or

	(b)	a resolution consented to in writing by

		(i)	a simple majority of the votes of the members entitled to vote thereon, or

		(ii)	a simple majority of the members of each class or series of shares entitled to vote thereon as a class or series and of a simple majority of the votes of the remaining members entitled to vote thereon;

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

Words	Meaning

the Act	The International Business Companies Act 1989 (No. 2 of 1990) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

the Memorandum	The Memorandum of Association of the Company as it may from time to time be amended.

the Seal	Any seal which has been duly adopted as the Common Seal of the Company.

these Articles	These Articles of Association as they may from time to time be amended.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. “Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

SHARES AND CAPITAL

7. The authorized capital of the Company is Five Thousand (B$5,000.00) divided into shares with a par value of B$1.00 each. The directors shall by resolution determine, at their discretion, and from time to time, how many shares thereof are to be issued as registered shares and how many shares thereof are to be issued as bearer shares.

8. Every person whose name is entered as a member in the share register being the holder of registered shares, and every person who subscribed for shares issued to bearer, shall, without payment, be entitled to a certificate signed by two directors or two officers or by one director and one officer of the Company or under the common Seal of the Company evidenced by the signature of a director or officer of the Company specifying the share or shares held and the par value thereof and the signatures of the director or officer and the seal may be facsimiles, provided that in respect of a registered share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

9. In the case of bearer shares, each certificate for shares issued to bearer shall carry an identifying number, the number of each class or series of shares issued to the bearer, and the date of issue of the certificate.

10. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require.

11. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions and subject to such designations, powers, preferences, rights, qualifications, limitations and restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by resolution of directors determine.

12. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligations to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

13. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

14. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

16. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitation, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

17. Upon the issue by a company incorporated under this Act of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

18. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition

(a)	the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

(b)	the realizable assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital;

and, in the absence of fraud, the decision of the directors as to the realizable assets of the Company is conclusive, unless a question of law is involved.

19. The Company may only purchase or otherwise acquire its own shares without fulfilling the requirements of Article 18 in exchange for newly issued shares in the Company or pursuant to an order of the court.

20. Shares that the Company purchases, redeems or otherwise acquires pursuant to Articles 18 or 19 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Article 37 in which case they shall be cancelled but they shall be available for reissue. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

21. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

22. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.

TRANSFER OF SHARES

23. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

24. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register. A share issued to bearer shall be transferable by delivery of the certificate relating to the share.

25. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share, save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

TRANSMISSION OF SHARES

26. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two Articles.

27. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

28. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy or any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

29. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

30. The Company may by a resolution of directors amend its Memorandum to increase or reduce its authorized capital and in connection therewith the Company may increase or reduce the number of shares which the Company may issue, increase or reduce the par value of any of its shares or effect any combination of the foregoing.

31. Where the Company reduces its authorized capital under the foregoing Article then, for purposes of computing the capital of the Company, any capital that before the reduction was represented by shares but immediately following the reduction is no longer represented by shares shall be deemed to be capital transferred from surplus to capital.

32. The Company may amend its Memorandum to divide the shares, including issued shares, of a class or series of shares into a larger number of shares of the same class or series.

33. The Company may amend its Memorandum to combine the shares, including issued shares, of a class or series of shares into a smaller number of shares of the same class or series.

34. The capital of the Company may by a resolution of directors, be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of Articles 35 and 36 the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus, returning to members any amount received by the Company upon the issue of any of its shares, or by cancelling any capital that is lost or not represented by assets having a realizable value.

35. No reduction of capital shall be effected that reduces the capital of the Company to an amount that is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares, and the aggregate of the amounts designated as capital of all outstanding shares without par value, and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

36. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

37. Where the Company reduces its capital under Article 34 the Company may

(a)	return to its members any amount received by the Company upon the issue of any of its shares;

(b)	purchase, redeem or otherwise acquire it shares out of capital; or

(c)	cancel any capital that is lost or not represented by assets having a realizable value.

MEETINGS AND CONSENTS OF MEMBERS

38. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

39. Upon the written request of members holding ten (10) percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

40. The directors shall give not less than seven (7) days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company.

41 (a) A meeting of members held in contravention of the requirement in Article 40 is valid if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have waived notice of the meeting.

(b) If all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

42. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

43. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

44. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

45. The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

46. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognize each other’s voice.

47. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

48. At any meeting of members all shares vote as one class and each whole share has one vote.

49. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by telex, telefax, telegram, cable or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

50. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are not present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolution to be considered by the meeting, the meeting shall be dissolved.

51. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by approved form of proxy at the meeting shall preside as Chairman failing which the oldest individual member or representative of a member present shall take the chair.

52. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

53. At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or

(b)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting.

54. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

55. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

56. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

57. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

58. The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

DIRECTORS

59. The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such term as the members determine. A director may be an individual or a company.

60. The minimum number of directors shall be one and the maximum number shall be seven (7).

61. Each director shall hold office until his successor takes office or until his earlier death, resignation or removal, or in the case of a company upon making of an order for the winding up or dissolution of the Company or upon the removal of a defunct company otherwise than pursuant to a winding-up order.

62. A director may be removed from office, with or without cause, by a resolution of members.

63. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

64. A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

65. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

POWERS OF DIRECTORS

66. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

67. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. They shall also have power to change the address within The Bahamas of the registered office, which change shall be notified to the Registrar. They may also change the registered agent as they think fit from time to time.

68. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

69. Any director who is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect of unanimous written consents.

70. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the directors, the continuing directors or director may act only for the purpose of increasing the number of directors to that number of summoning a meeting of members.

71. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

72. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas as the directors may determine to be necessary or desirable.

73. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognize each other’s voice.

74. A director shall be given not less than (2) days’s notice of meeting of directors, but a meeting of directors held without two (2) days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

75. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

76. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two (2) directors in which case the quorum shall be two (2).

77. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act of the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

78. A resolution of directors may also be consented to in writing or by telex, telefax, telegram, cable or other written electronic communication, without the need for any notice.

79. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be Chairman of the meeting.

80. The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

81. The books, records and minutes shall be kept at the registered office of the Company or at such other place as the directors determine.

82. The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors.

83. Each committee of directors has such powers and authorities as the directors, including the power and authority to affix the Seal as set forth in the resolution of directors establishing the committee, except that no committee has any power or authority with respect to the matters requiring a resolution of directors under Article 64 and 67.

84. The meetings and proceedings of each committee of directors consisting of two (2) or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

85. The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

86. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at all meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

87. The salaries of all officers shall be fixed by resolution of directors.

88. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors. The directors may also revoke or vary a power previously given to an officer or agent.

CONFLICT OF INTEREST

89. If the requirements of Articles 90 and 91 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

90. An agreement or transaction referred to in Article 89 is valid if the material facts of the interest of each director or liquidator in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members.

91. In addition to the requirement set forth in Article 90, an agreement or transaction as is referred to in Article 89 must also be approved or ratified by a resolution of members.

92. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidators or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

93. Subject to Article 94 the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator or, or in any other capacity is or was acting for another company or a partnership, joint venture, trust or other enterprise.

94. Article 93 only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

95. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of this Article, unless a question of law is involved.

96. The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

97. If a person referred to in Article 93 has been successful in defence of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

98. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 93.

SEAL

99. The Company shall have a common seal and an imprint thereof shall be kept at the registered office of the Company. The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorized from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described. The Company may by resolution of directors authorize the adoption and use of the one or more separate seals for use outside the Commonwealth of The Bahamas.

DIVIDENDS

100. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

101. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

102. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

103. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

104. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

105. No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Article 21.

106. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

107. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

108. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

109. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

110. In computing the surplus for the purpose of resolving to declare and pay a dividend, the directors may include in their computation the net unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision as to the value of the assets is conclusive, unless a question of law is involved.

ACCOUNTS

111. The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

112. The books of account shall be kept at the registered office of the Company, or at such other place or places as the directors think fit.

113. The directors shall unless such requirement be waived by resolution of members cause to be made out and shall serve on the members or lay before a meeting of members at some date not later than eighteen months after the incorporation of the Company and subsequent once at least in every calendar year a profit and loss account for a period in the case of the first account since the incorporation of the Company and in any other case, since the preceding account, made to a date not earlier than the date of the notice by more than twelve months, and a balance sheet as at the date to which the profit and loss account is made up. The Company’s profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

114. A copy of such profit and loss account and balance sheet shall be served on every member in the manner and with similar notice to that prescribed herein for calling a meeting of members or upon such shorter notice as the members may agree to accept.

AUDIT

115. The Company may by resolution of members or directors call for the accounts to be examined by auditors at such remuneration as may be determined or fixed.

116. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

117. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

118. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

119. Every auditor of the Company shall have a right to access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

120. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

121. Any notice, information or written statement to be given by the Company to members must be served in the case of members holding registered shares by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.

122. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

123. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

124. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or its allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always, if the Act shall so require, to particulars with respect thereto being disclosed to the members, and to the proposal being approved by the Company by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

125. Whenever any difference arises between the Company on the one hand and any of the members of their executors, administrators or assigns on the other hand touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two (2) arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

126. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten (10) days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

127. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

128. If the Company shall be wound up, the Liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company, and may for such purpose set such value as he deems fair on any property to be divided as aforesaid and may determine how such division shall be carried out as between the different class of members.

CONTINUATION

129. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

AMENDMENT TO ARTICLES

130. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of directors.

AGENT’S REGISTER

131. The Company shall maintain a register of the name and address of an agent or attorney which may be given to the Company by the bearer, identified for this purpose by such identifying number, for service of any notice, information or written statement required to be given to members.

We, Rawson Nominees Limited and Dalia Nominees Ltd. both of P.O. Box N-4465, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of The Commonwealth of the Bahamas hereby subscribe our names to these Articles of Association the 15th day of May A.D. 1991 in the presence of a witness.

SUBSCRIBERS

(SGD)	David Lunn President	(SGD)	Iris Amoury Secretary

RAWSON NOMINEES LIMITED

(SGD)	David Lunn President	(SGD)	Iris Amoury Secretary

DALIA NOMINEES LTD.